                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 29, 2002

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



                Ohio                               0-49619                               31-1795575
------------------------------------- ---------------------------------- -------------------------------------------
      (State of Incorporation)              (Commission File No.)            (IRS Employer Identification No.)




                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000



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                                    FORM 8-K

Item 5.           Other Events.
------            ------------

                  The following was contained in a press release issued by Peoples Ohio Financial Corporation on March 29, 2002:

Friday, March 29, 2002


REPLACEMENT

NEWS RELEASE                                    For Further Information
For Immediate Release                            Contact:  Linda Daniel
                                                           VP Mktg./Dam.
                                                           (937) 339-5000



          [THIS RELEASE CORRECTS INFORMATION CONTAINED IN NEWS RELEASE
                         DATED THURSDAY, MARCH 14, 2002]

                       PEOPLES OHIO FINANCIAL CORPORATION
                         INCREASES SEMI-ANNUAL DIVIDEND


The Board of Directors of Peoples Ohio Financial Corporation announces approval of a semi-annual dividend of $.035 per share to be paid on April 29, 2002, to shareholders of record on April 8, 2002.

This reflects an increase over the previous dividend ($.03) paid in October of last year, which was double the amount of earlier dividends paid. According to Ronald Scott, President/CEO, this increase reflects the sound performance and success of Peoples Savings Bank.

He pointed out that fiscal year 2001 was the second most profitable in the history of the 112 year-old bank . . . only slightly behind record earnings of fiscal 2000. Scott also noted that Peoples announced the second quarter ended December 31, 2001 was the best earnings quarter ever for the local bank.

         Successful completion of reorganization of Peoples creating a holding company (Peoples Ohio Financial Corporation) was announced in late January 2002. This was another significant accomplishment, according to Scott.




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         "Peoples has continued to successfully reinvent itself as an organization," Scott said. "And each time the process has been designed to improve and broaden services to customers and to create value for shareholders."

         Chartered under Ohio law in 1890, Peoples Savings Bank now has full-service banking centers, ATM locations and trust offices in Troy, Piqua and Clayton. Shares of Peoples Ohio Financial Corporation (POHF) are traded over-the-counter.





                                     - 30 -



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  PEOPLES OHIO FINANCIAL CORPORATION



                                  By: /s/ Ronald B. Scott
                                      ----------------------------------------
                                        Ronald B. Scott
                                        President



Date:  March 29, 2002